As filed with the Securities and Exchange Commission on December 12, 2008
Registration Number 333-45228

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

PLATO LEARNING, INC.
(Exact name of registrant as specified in its charter)

Delaware	36-3660532
(State of incorporation)	(I.R.S. Employer Identification No.)
10801 Nesbitt Avenue South
Bloomington, Minnesota 55437
(952) 832-1000
(Address of Principal Executive Offices)
PLATO LEARNING, INC. 2000 STOCK INCENTIVE PLAN
(Full title of the plan)
Vincent Riera
President and Chief Executive Officer
PLATO Learning, Inc.
10801 Nesbitt Avenue South
Bloomington, Minnesota 55437
(952) 832-1000
(Name, address and telephone number of agent for service)

DEREGISTRATION OF SECURITIES
On September 6, 2000, PLATO Learning, Inc. (the “Company”) filed a registration statement on Form S-8 (File No. 333-45228) (the “Registration Statement”) relating to 700,000 shares of Common Stock, par value $0.01 per share, issuable under its PLATO Learning, Inc. 2000 Stock Incentive Plan (the “Plan”). In March 2006, the Company adopted the PLATO Learning, Inc. 2006 Stock Incentive Plan (the “2006 Plan”), which by its terms includes within it (i) all shares remaining that had not been awarded under the Plan at the time the 2006 Plan became effective, plus (ii) all shares subject to awards made under the Plan that, after the effectiveness of the 2006 Plan, expire, are forfeited, canceled, settled, or otherwise terminated without a distribution of shares to the participant. The Company has filed and is filing registration statements on Form S-8 relating to the shares of Common Stock issued pursuant to awards under the 2006 Plan. This Post-Effective Amendment No. 2 to the Registration Statement hereby deregisters 160,367 shares of Common Stock of the Company that were previously registered pursuant to the Registration Statement and were subject to awards under the Plan that have been forfeited, canceled, settled, or otherwise terminated without a distribution of shares to the participant after the effectiveness of the 2006 Plan and as of the date hereof.

SIGNATURES
EXHIBIT INDEX

Exhibits
     The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement:

Exhibit	Description

24.1	Powers of Attorney (filed as Exhibit 24.1 to the Company’s Registration Statement on Form S-8 filed December 12, 2008 and incorporated herein by reference)

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota on December 12, 2008.

PLATO LEARNING, INC.

By:	/s/ Vincent Riera
Name:	Vincent Riera
Title:	President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Date: December 12, 2008	/s/ Vincent Riera

Vincent Riera, President and Chief Executive Officer
(Principal Executive Officer)

Date: December 12, 2008	/s/ Robert J. Rueckl

Robert J. Rueckl, Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: December 12, 2008	/s/ John G. Lewis*

John G. Lewis, Director

Date: December 12, 2008	/s/ Robert S. Peterkin*

Robert S. Peterkin, Director

Date: December 12, 2008	/s/ M. Lee Pelton*

M. Lee Pelton, Director

Date: December 12, 2008	/s/ John T. Sanders*

John T. Sanders, Director

Date: December 12, 2008	/s/ Susan E. Knight*

Susan E. Knight, Director

Date: December 12, 2008	/s/ David W. Smith*

David W. Smith, Director

Date: December 12, 2008	/s/ Joseph E. Duffy*

Joseph E. Duffy, Director

Date: December 12, 2008	/s/ Ruth L. Greenstein*

Ruth L. Greenstein, Director

Date: December 12, 2008	/s/ Warren Simmons*

Warren Simmons, Director

*By	/s/ Robert J. Rueckl
Robert J. Rueckl, attorney-in-fact

EXHIBIT INDEX

Exhibit	Description	Method of Filing

24.1	Powers of Attorney	Incorporated by reference